EXHIBIT 5.01

February 4, 2019

Symantec Corporation

350 Ellis Street

Mountain View, CA 94043

Ladies and Gentlemen:

As counsel to Symantec Corporation, a Delaware corporation (the “Company”), we have examined the Registration Statement on Form S-8 to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about February 4, 2019 (the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of an aggregate of 12,000,000 shares (the “Shares”) of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), subject to issuance by the Company pursuant to its 2013 Equity Incentive Plan, as amended (the “Plan”). At your request we are providing this letter to express our opinion on the matters set forth below in this letter (“our opinion”).

In connection with our opinion, we have examined such matters of fact as we have deemed necessary, which included examination of originals or copies of: the Company’s current certificate of incorporation and bylaws, as amended, the Plan, certain corporate proceedings of the Company’s board of directors and stockholders relating to the Registration Statement, the prospectus prepared in connection with the Registration Statement, the Plan and related forms, the Company’s current certificate of incorporation and bylaws and such other agreements, documents, certificates and statements of the Company, its transfer agent and public or government officials as we have deemed advisable, and we have examined such questions of law as we have considered necessary.

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the authenticity and completeness of all documents submitted to us as originals, the genuineness of all signatures on documents reviewed by us, the conformity to originals and the completeness of all documents submitted to us as copies, the legal capacity of all parties executing any documents, the lack of any undisclosed termination or modification or waiver of any document, the absence of any extrinsic agreements or documents that might change or affect the interpretation or terms of documents, and the due authorization, execution and delivery of all documents by each party thereto other than the Company. We have also

Symantec Corporation

February 4, 2019

assumed that any certificates or instruments representing the Shares, when issued, will be executed by the Company by officers of the Company duly authorized to do so. In rendering our opinion, we have also relied upon a Certificate of Good Standing dated February 4, 2019 issued by the Delaware Secretary of State with respect to the Company and representations and certifications made to us by the Company, including without limitation representations in an Opinion Certificate addressed to us of even date herewith that the Company has available a sufficient number of authorized shares of Common Stock that are not currently outstanding or reserved for issuance under other outstanding securities or plans of the Company, to enable the Company to issue and deliver all of the Shares as of the date of this letter. We render this opinion only with respect to, and we express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing Delaware General Corporation Law.

Based upon, and subject to, the foregoing, it is our opinion that the 12,000,000 shares of Common Stock that may be issued and sold by the Company under the Plan upon (i) the exercise of stock options to be granted by the Company under the Plan, (ii) the granting by the Company of restricted stock or restricted stock units under the Plan, or (iii) the vesting of stock appreciation rights to be granted by the Company under the Plan, when issued, sold and delivered in accordance with the terms of the Plan and forms of award agreements thereunder, if any, to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement, the prospectus associated with the Plan, the Plan and applicable forms of award agreements, will be validly issued, fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the prospectus constituting a part thereof and any amendments thereto. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. This opinion is intended solely for use in connection with issuance and sale of the Shares subject to the Registration Statement and is not to be relied upon for any other purpose. In providing this letter, we are opining only as to the specific legal issues expressly set forth above, and no opinion shall be inferred as to any other matter or matters. This opinion is rendered on, and speaks only as of, the date of this letter first written above, and does not address any potential change in facts or law that may occur after the date of this opinion letter. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention, whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours,

/s/ Fenwick & West LLP
Fenwick & West LLP